                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated April 1, 1999 (the "Agreement") between DELAWARE GROUP FOUNDATION FUNDS and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the 27th day of December 1999 to add the Delaware S&P 500 Index Fund, lists the Portfolios for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.


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        Portfolio Name              Effective Date      Management Fee Schedule
                                                          (as a percentage of
                                                       average daily net assets
                                                              Annual Rate
--------------------------------------------------------------------------------
Delaware Balanced Portfolio         April 1, 1999               0.25%
--------------------------------------------------------------------------------
Delaware Growth Portfolio           April 15, 1999              0.25%
--------------------------------------------------------------------------------
Delaware Income Portfolio           April 1, 1999               0.25%
--------------------------------------------------------------------------------
Delaware S&P 500 Index Fund       December 27, 1999             0.07%
--------------------------------------------------------------------------------


DELAWARE MANAGEMENT                       DELAWARE GROUP
COMPANY, a series of Delaware             FOUNDATION FUNDS
Management Business Trust



By: /s/ David K. Downes                   By: /s/ David K. Downes
    --------------------------------          ---------------------------------
Name:  David K. Downes                        Name:  David K. Downes
Title: President                              Title: President and Chief
                                                     Executive Officer



Attest:  /s/ David P. O'Connor                Attest: /s/ Michael D. Mabry
        -----------------------------                 -------------------------


Name:  David P. O'Connor                       Name: Michael D. Mabry
       ------------------------------                --------------------------
Title: Vice President/                        Title: Vice President/
       ------------------------------                --------------------------
       Assistant Secretary/                          Assistant Secretary/
       ------------------------------                --------------------------
       Associate General Counsel                     Associate General Counsel
       ------------------------------                --------------------------